SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 1, 2005

Adobe Systems Incorporated

(Exact name of Registrant as specified in its charter)

Delaware	0-15175	77-0019522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue
San Jose, California 95110-2704
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 536-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers.

On September 1, 2005, Adobe Systems Incorporated announced that Edward W. Barnholt has been elected as a new member of Adobe’s Board of Directors. Mr. Barnholt fills a vacancy created by an increase in the size of the Board of Directors from nine to ten. Mr. Barnholt will be a Class I director, with a term of office expiring at Adobe’s 2006 Annual Meeting of Stockholders. Mr. Barnholt has not yet been named to any committee of Adobe’s Board of Directors. Adobe expects that its Board of Directors will consider Mr. Barnholt’s committee assignment at its next upcoming Board meeting.

A copy of Adobe’s press release announcing Mr. Barnholt’s election is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)          Exhibits

99.1         Press release dated September 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE SYSTEMS INCORPORATED

Date: September 1, 2005	By:	/s/ MURRAY J. DEMO
Murray J. Demo
Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated September 1, 2005 announcing that Edward W. Barnholt had been elected as a member of the Board of Directors of Adobe Systems Incorporated.